Exhibit 10.4

THIRD AMENDMENT
THIRD AMENDMENT dated as of January 30, 2015 (this “Agreement”), to the Amended and Restated Credit Agreement dated as of May 16, 2013 (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of November 8, 2013 and the Second Amendment and Incremental Facility Agreement dated as of February 28, 2014 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among On Assignment, Inc., a Delaware corporation (the “Borrower”), each lender from time to time party to the Credit Agreement (the “Lenders”), and Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

Statement of Purpose

The Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement, pursuant to which the Lenders have extended certain credit facilities to the Borrower.

The Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement as more specifically set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.    Capitalized Terms. All capitalized undefined terms used in this Agreement (including, without limitation, in the introductory paragraph and the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.
2.    Amendments to the Credit Agreement.     Subject to, and in accordance with, the terms and conditions set forth herein, the parties hereto hereby agree that the Credit Agreement is hereby amended as follows:

(a)	Section 1.01 of the Credit Agreement is amended by:

(i)adding the following new defined term in appropriate alphabetical order:

““Third Amendment Effective Date” means January 30, 2015.”

(ii)replacing the reference to “$100,000,000” in the definition of “Excess Cash Flow” with “$200,000,000”.

(iii)replacing the definition of FATCA with:

““FATCA” means Sections 1471 through 1474 of the Code, as of the Third Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or otherwise pursuant to the foregoing, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.”

(b)Section 7.03(k) of the Credit Agreement is amended by replacing the reference to “$150,000,000” within subclause (A) of clause (i) thereof with “$250,000,000”.

(c)Section 7.05 of the Credit Agreement is amended by amending and restating clause (g) thereof as follows:

“(g)    (i) the Disposition by the Borrower and its Subsidiaries of Vista Staffing Solutions, Inc. and its Subsidiaries; provided that (A) at the time of such Disposition and after giving effect thereto, no Default shall exist or would result therefrom, (B) such Disposition shall be for at least fair market value, (C) not less than 75% of the purchase price for such Disposition shall be paid to the Borrower or one of its Subsidiaries in cash and such amount shall be used by the Borrower and its Subsidiaries for general corporate purposes, including, but not limited to, ongoing working capital, permitted Restricted Payments and Permitted Acquisitions and (D) the Borrower shall be in pro forma compliance with Section 7.11 (determined at the time such Disposition is made based upon the financial statements received hereunder for the most recently completed Measurement Period and after giving pro forma effect to such Disposition) and (ii) other Dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 7.05; provided that (A) at the time of such Disposition, no Default shall exist or would result from such Disposition, (B) the book value of any individual piece of property or business unit Disposed of in reliance on this clause (g)(ii) shall not exceed $1,000,000 and (C) the aggregate book value of all property Disposed of in reliance on this clause (g)(ii) in any fiscal year shall not exceed $2,000,000;”

(d)Section 7.06(d) of the Credit Agreement is amended by replacing the reference to “$150,000,000” within subclause (A) of clause (i) thereof with “$250,000,000”.

3.    Conditions to Effectiveness. Upon the satisfaction or waiver of each of the following conditions, this Agreement shall be deemed to be effective (the date of such satisfaction, the “Effective Date”):

(a)    the Administrative Agent shall have received counterparts of this Agreement executed by the Administrative Agent and the Borrower;

(b)    the Administrative Agent shall have received an executed written authorization directing the Administrative Agent to execute this Agreement on its behalf (each, an “Authorization”) from the Lenders constituting Required Lenders;

(c)    the Administrative Agent shall have received counterparts of the Acknowledgment and Reaffirmation attached hereto executed by each Subsidiary Guarantor;

(d)    the Borrower shall have paid to the Administrative Agent (or its applicable affiliate), for the account of each Lender (including Wells Fargo) that executes and delivers an Authorization to the Administrative Agent (or its counsel) on or prior to 5:00 p.m. (Eastern Time) on January 29, 2015, an amendment fee in an amount equal to .05% of the sum of the Revolving Credit Commitments and outstanding Term Loans of each such Lender; and

(e)each of the Administrative Agent and Wells Fargo Securities, LLC shall have been paid or reimbursed for all fees and reasonable and documented out-of-pocket costs and expenses incurred by it or its Affiliates in connection with this Agreement, including, without limitation, the reasonable and documented fees, disbursements and other charges of one counsel for the Administrative Agent and its Affiliates.

Without limiting the generality of the provisions of the last paragraph of Section 9.03 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender that has executed an Authorization shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

4.    Limited Effect. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Agreement shall not be deemed (a) to be a waiver of, consent to, or a modification or amendment of any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any of its Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of any other agreement by and among the Loan Parties, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any other Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

5.    Representations and Warranties. The Borrower represents and warrants that (a) it has the corporate power and authority to execute, deliver and perform this Agreement, (b) it has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, (c) this Agreement has been duly executed and delivered on behalf of the Borrower, (d) this Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), (e) each of the representations and warranties made by it in or pursuant to the Loan Documents is true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects), in each case on and as of the Effective Date as if made on and as of the Effective Date, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) as of such earlier date and (f) no Default has occurred and is continuing as of the Effective Date or after giving effect hereto.

6.    Reaffirmation. By its execution hereof, Borrower hereby expressly (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Agreement shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

7.    Execution in Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of an original executed counterpart hereof.

8.    Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
9.    Entire Agreement. This Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.
10.    Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and permitted assigns.

11.    Nature of Agreement. For purposes of determining withholding Taxes imposed under FATCA from and after the Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement (as amended by this Agreement) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BORROWER:    ON ASSIGNMENT, INC., as Borrower

By: /s/ James L. Brill
Name: James L. Brill
Title: Senior Vice President and Chief Administrative Officer

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent and a Lender

By: /s/ Jamie Chen
Name: Jamie Chen
Title: Senior Vice President